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                                                                    EXHIBIT 99.1

                              [AVANEX LETTERHEAD]


FOR IMMEDIATE RELEASE

CONFIDENTIAL

                  AVANEX ANNOUNCES Q3 REVENUES OF $30.1 MILLION

FREMONT, CALIF. - (May 3, 2004) - Avanex Corporation (Nasdaq: AVNX), pioneer of photonic processors that enable next-generation optical networks, today reported results for its third fiscal quarter ended March 31, 2004.

Avanex noted that the results announced today are the first to reflect the discontinuation of the Company's Livingston, U.K. operations. Previously released financial results included the Livingston operations in Avanex's continuing operations.

The company said today that third-quarter net revenues were $30.1 million, an increase of $3.2 million, or 12 percent, over the company's revenues of $26.9 million in the prior quarter ended December 31, 2003. Net revenues for the quarter ended March 31, 2004 increased $24.7 million from $5.4 million in the quarter ended March 31, 2003.

The company reported a net loss of $41.0 million, or $0.29 per share, for the quarter ended March 31, 2004, which includes a restructuring charge of $9.1 million, compared to a net loss of $33.5 million, or $0.25 per share, for the quarter ended December 31, 2003 and a net loss of $10.4 million, or $0.15 per share, for the quarter ended March 31, 2003.

Walter Alessandrini, chairman and chief executive officer of Avanex, commented, "As our results illustrate, we are successfully executing upon our operating plan to integrate the three businesses we acquired during the first quarter of this fiscal year. Since the acquisitions, we have moved quickly to expand our customer base, consolidate locations, reduce headcount and improve our margins.

"Our sales penetration remained strong, as we saw increased new design activity throughout our customer base. During the March quarter, we grew our revenues sequentially by 12 percent and sold to over 65 customers worldwide, with three customers each accounting for greater than 10 percent of total revenues.

"In addition to growing our top-line, we continue to focus on aggressively reducing costs and increasing efficiency in our operations. In the March quarter, we sold our Livingston, U.K., planar lightwave circuit business, integrated the remaining Livingston activities into our Nozay, France operations, and continued to restructure operations at all other Avanex locations. We also expanded our use of contract manufacturing to lower costs and improve operating flexibility.

"Avanex remains committed to developing new products and technologies to expand our addressable market and enhance our competitive position. In February 2004 at the Optical Fiber Communications conference, Avanex introduced a number of next-generation products and technologies to address our customers' current and future needs for optical layer solutions. Our


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recently announced PowerNode(TM) Flexible Optical Layer Solution broadens our line of network-ready products and increases our position in subsystems."

Alessandrini concluded, "Over the past three quarters, we have continuously increased revenue, improved margins, increased our use of contract manufacturing, and introduced a significant number of new products. With our broad product offering, robust technology portfolio and strong balance sheet, we are committed to becoming the leading provider of optical solutions."

OUTLOOK
The Company expects fourth fiscal quarter revenues to be approximately 5 percent higher than the third fiscal quarter.

CONFERENCE CALL
Avanex will host a conference call today, May 3, 2004, at 4:30 p.m. EDT. The number for the conference call is 888-658-7305. The password is "Photonics." A replay of the conference call will be available until May 10, 2004 at 402-998-1537, and available at www.avanex.com under "Investors/Audio Archives."

ABOUT AVANEX
Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion management, switching and routing, transmission, amplification and monitoring and include network-managed subsystems. Avanex was incorporated in 1997 and is headquartered in Fremont, California. Avanex also maintains facilities in Erwin Park, N.Y., Nozay, France, and San Donato, Italy. The facilities also are home to Avanex's Centers of Excellence for specialized research and manufacturing. To learn more about Avanex, visit our Web site at: www.avanex.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements including forward-looking statements regarding cost reduction and integration measures, expected fourth fiscal quarter revenues, operating performance results and our competitive position. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the Company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, problems or delays in integrating the businesses acquired from Alcatel, Corning and Vitesse Semiconductor, or in reducing the cost structure of the combined Company, the Company's inability to achieve the anticipated benefits of the acquired businesses, any slowdown or deferral of new orders for our products, higher than anticipated expenses the Company may incur in future quarters or the inability to identify expenses which can be eliminated. In addition, please refer to the risk factors contained in the Company's SEC filings including the Company's Quarterly Report on Form 10-Q filed with the SEC on February 17, 2004.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION:
Investor Relations                                                       Media
------------------                                                       -----
Mark Weinswig                                                    Tony Florence
Phone: 510-897-4344                                       Phone:  510-897-4162
Fax:  510-897-4345                                           Fax: 510-979-0198
e-mail: mark_weinswig@avanex.com              e-mail: tony_florence@avanex.com


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                               AVANEX CORPORATION
                 Condensed Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                         MARCH 31,     DECEMBER 31,    MARCH 31,
                                                                            2004           2003          2003
                                                                         ---------      ---------      ---------
Net revenue                                                              $  30,104      $  26,941      $   5,400
Cost of revenue                                                             36,281         34,126          6,698
Stock compensation expense                                                    --               15             13
                                                                         ---------      ---------      ---------
Gross profit (loss)                                                         (6,177)        (7,200)        (1,311)

Operating expenses:
  Research and development                                                  10,687         12,496          3,031
  Sales and marketing                                                        5,136          4,433          1,859
  General and administrative                                                 7,830          6,235          2,445
  Stock compensation expense                                                   135            244         (2,358)
  Amortization of intangibles                                                1,267          1,309           --
  Restructuring charges (recovery)                                           9,103           (377)         4,750
                                                                         ---------      ---------      ---------
    Total operating expenses                                                34,158         24,340          9,727
                                                                         ---------      ---------      ---------
Loss from operations                                                       (40,335)       (31,540)       (11,038)
Other income, net                                                              569            771            635
                                                                         ---------      ---------      ---------
Net loss before discontinued operations                                    (39,766)       (30,769)       (10,403)
                                                                         ---------      ---------      ---------
Discontinued operations                                                     (1,265)        (2,735)          --
                                                                         ---------      ---------      ---------
Net loss                                                                 $ (41,031)     $ (33,504)     $ (10,403)
                                                                         =========      =========      =========
Basic and diluted net loss per common share before discontinued
  operations                                                             $   (0.28)     $   (0.23)     $   (0.15)
Discontinued operations per share effect                                     (0.01)         (0.02)          --
                                                                         ---------      ---------      ---------
Basic and diluted net loss per common share                              $   (0.29)     $   (0.25)     $   (0.15)
                                                                         =========      =========      =========
Weighted average shares used in
  computing basic and diluted net loss
  per common share                                                         139,372        131,879         68,840
                                                                         =========      =========      =========
CALCULATION EXCLUDING CERTAIN ITEMS:

GAAP cost of revenue per above, including stock compensation expense     $  36,281      $  34,141      $   6,711
Cost of revenue items:
  Provision for excess inventory                                              (649)          (279)          (290)
  Settlement of non-cancelable purchase commitment                             229           --             --
  Utilization of excess inventory previously written off                       158            291          1,066
  Stock compensation expense                                                  --              (15)           (13)
                                                                         ---------      ---------      ---------
                                                                              (262)            (3)           763
                                                                         ---------      ---------      ---------
Cost of revenue excluding certain items                                     36,019         34,138          7,474
GAAP operating expenses per above                                           34,158         24,340          9,727
Operating expense items:
  Stock compensation expense                                                  (135)          (244)         2,358
  Amortization of  intangibles                                              (1,267)        (1,309)          --
  Utilization in R&D of excess inventory previously written off                 45            126             91
  Litigation and contract settlements                                           56           --             --
  Restructuring (charges) recovery                                          (9,103)           377         (4,750)
                                                                         ---------      ---------      ---------
                                                                           (10,404)        (1,050)        (2,301)
                                                                         ---------      ---------      ---------
Total operating expenses excluding certain items                            23,754         23,290          7,426
Discontinued operations                                                     (1,265)        (2,735)          --
GAAP net loss per above                                                    (41,031)       (33,504)       (10,403)
  Items excluded from cost of revenues, operating expenses, and
  discontinued operations                                                   11,931          3,788          1,538
                                                                         ---------      ---------      ---------
Net loss excluding certain items                                         $ (29,100)     $ (29,716)     $  (8,865)
                                                                         =========      =========      =========
Basic and diluted net loss per common share excluding certain items      $   (0.21)     $   (0.23)     $   (0.13)
                                                                         =========      =========      =========



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                               AVANEX CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (Unaudited)



                                                              MARCH 31,     DECEMBER 31,    MARCH 31,
                                                                2004           2003           2003
                                                              ---------      ---------      ---------
ASSETS
Current assets:
  Cash and cash equivalents                                   $  45,699      $  23,708      $  30,675
  Short-term investments                                         61,743        127,764         71,700
  Accounts receivable, net                                       19,448         17,867          1,892
  Inventories                                                    41,000         35,733          3,980
  Other current assets                                           20,472         22,290          1,179
                                                              ---------      ---------      ---------
     Total current assets                                       188,362        227,362        109,426
Long-term investments                                            73,502         48,459         41,353
Property and equipment, net                                      18,345         32,049          7,535
Intangibles, net                                                 16,072         18,530           --
Goodwill                                                          9,408         13,054           --
Other assets                                                      8,662          6,756            593
                                                              ---------      ---------      ---------
     Total assets                                             $ 314,351      $ 346,210      $ 158,907
                                                              =========      =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
  Short-term borrowings                                       $     546      $   1,594      $   2,842
  Accounts payable                                               26,051         25,393          3,590
  Current portion of restructuring costs                         38,273         54,499          6,380
  Other accrued expenses                                         14,318         24,799          2,338
  Warranty                                                        7,205          7,591          3,304
  Current portion of long-term obligations                        4,998          5,495          4,469
  Accrued compensation and related expenses                      11,395         11,201          2,418
                                                              ---------      ---------      ---------
     Total current liabilities                                  102,786        130,572         25,341
Restructuring costs                                              21,305         23,380         27,972
Long-term obligations                                            12,128         12,430          3,265
                                                              ---------      ---------      ---------
     Total liabilities                                          136,219        166,382         56,578

Stockholders' equity:
  Common stock                                                      143            135             69
  Additional paid-in capital                                    663,733        622,718        483,846
  Deferred compensation                                            (733)          (869)        (1,185)
  Accumulated deficit                                          (489,454)      (448,423)      (380,401)
  Cumulative translation adjustment                               4,443          6,267           --
                                                              ---------      ---------      ---------
     Total stockholders' equity                                 178,132        179,828        102,329
                                                              ---------      ---------      ---------
     Total liabilities and stockholders' equity               $ 314,351      $ 346,210      $ 158,907
                                                              =========      =========      =========